Exhibit 99.02

BOLD ENERGY, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

October 31, 2012

TABLE OF CONTENTS

Unaudited Condensed Combined Pro Forma Balance Sheet	F-2

Unaudited Condensed Combined Pro Forma Statements of Operations of Bold Energy, Inc.	F-3
(Year Ended July 31, 2012) & Anio, Ltd. (Year Ended Sept. 30, 2012)

Unaudited Condensed Combined Pro Forma Statements of Operations of Bold Energy, Inc.
(Three Months Ended Oct. 31, 2012) & Anio, Ltd. (Three Months Ended Sept. 30, 2012)	F-4

Notes to the Unaudited Pro Forma Consolidated Financial Statements	F-5

Unaudited Condensed Combined Pro Forma Balance Sheet October 31, 2012
	Bold Energy,	Anio	Pro Forma	Adjusted Pro
	Inc.	Ltd.	Adjustments	Forma Totals

ASSETS
Current assets:
Cash and cash equivalents	$97	$411	$-	$508
Accounts receivable	-	68,246	-	68,246
Inventories	-	56,557	-	56,557
Prepaid expenses and other current assets	-	39,931	-	39,931
Total current assets	97	165,145	-	165,242
Property and equipment, net	882	896	-	1,778
Other assets – intangibles, net	-	25,927	-	25,927
Total assets	$979	$191,968	$-	$192,947
LIABILITIES AND STOCKHOLDERS’ DEFICIT Current liabilities:
Accounts payable and accrued expenses	$29,069	$479,942	$-	$509,011
Short term debt	7,970	253,103	-	261,073
Due to shareholders	67,037	534,173	-	601,210
Total current liabilities	104,076	1,267,218	-	1,371,294
Long term notes due to related party	-	188,602	-	188,602
Total liabilities	104,076	1,455,820	-	1,559,896
Stockholders’ deficit:
Common stock	57,052	18,478	(18,478)	57,052
Additional paid-in capital	12,352,736	123,816	(12,494,407)	(17,855)
Accumulated deficit	(12,512,885)	(1,406,146)	12,512,885	(1,406,146)
Total stockholders' deficit	(103,097)	(1,263,852)	-	(1,366,949)
Total liabilities and stockholders' deficit	$979	$191,968	$-	$192,947

Unaudited Condensed Combined Pro Forma Statements of Operations – Bold Energy, Inc. (Year Ended July 31, 2012) & Anio Ltd. (Year Ended September 30, 2012)
	Bold Energy, Inc. - Year Ended July 31, 2012		Anio Ltd. – Year Ended September 30, 2012	Pro Forma Adjustments	Pro Forma Adjusted Combined Totals
Revenue	$-		$560,358	$-	$560,358
Cost of goods sold	-		349,796	-	349,796
Gross profit	-		210,562	-	210,562
Operating Expenses
Selling, general and administrative expenses	3,941,359		325,053	-	4,266,412
Depreciation and amortization	796		4,058	-	4,854
Total operating expenses	3,942,155		329,111	-	4,271,266
Interest expense	(254)		(6,909)	-	(7,163)
Net loss	$(3,942,409)		$(125,458)	$-	$(4,067,867)
Basic and diluted loss per share	$(0.11)	$	n/a		$(0.12)
Weighted average shares of common stock outstanding – basic	34,920,990		n/a		34,920,990

Unaudited Condensed Combined Pro Forma Statements of Operations – Bold Energy, Inc. (3 Months Ended October 31, 2012) & Anio Ltd. (3 Months Ended September 30, 2012)
	Bold Energy, Inc. – 3 Months Ended October 31, 2012		Anio Ltd. – 3 Months Ended September 30, 2012	Pro Forma Adjustments	Pro Forma Adjusted Combined Totals
Revenue	$-		$181,575	$-	$181,575
Cost of goods sold	-		95,722	-	95,722
Gross profit	-		85,853	-	85,853
Operating Expenses
Selling, general and administrative expenses	20,717		137,306	-	158,023
Depreciation and amortization	199		4,066	-	4,265
Total operating expenses	20,916		141,372	-	162,288
Interest expense	-		(5,336)	-	(5,336)
Net loss	$(20,916)		$(60,855)	$-	$(81,771)
Basic and diluted loss per share	$(0.00)	$	n/a		$(0.00)
Weighted average shares of common stock outstanding – basic	57,053,138		n/a		57,053,138

Notes to Unaudited Pro Forma Consolidated Financial Statements

Bold Energy, Inc. & Anio, Ltd.

Unaudited

Bold Energy, Inc. entered into a Share Exchange Agreement with Anio Ltd. whereby Bold Energy, Inc. exchanged 54.26% of its outstanding shares of common stock for 100% of the outstanding shares of Anio Ltd. common stock. As of the closing date, Anio Ltd. will operate as a wholly owned subsidiary of Bold Energy, Inc.

As a result of the Share Exchange Agreement:

a)	each outstanding share of Anio Ltd. common stock shall be transferred, conveyed and delivered to Bold Energy, Inc. in exchange for 30,954,388 newly-issued shares of common stock, $0.001 par value per share, of Bold Energy, Inc.

b)	Eden Clark and Patrick DeBlois shall irrevocably cancel a total of 30,954,388 restricted shares of common stock of Bold Energy, Inc. prior to the closing date of the Share Exchange Agreement.

As of the closing date of the Share Exchange Agreement, the former shareholders of Anio Ltd. hold approximately 54% of the issued and outstanding common shares of Bold Energy, Inc. The issuance of 30,954,388 common shares to the former shareholders of Anio Ltd. was deemed to be an acquisition for accounting purposes. The number of shares outstanding and per share amounts have been restated to recognize the recapitalization as reflected in pro forma adjustments.

The pro forma, consolidated balance sheets of Bold Energy, Inc. and Anio Ltd. are presented here as of October 31, 2012. The pro forma, consolidated statements of operations for Bold Energy, Inc. and Anio Ltd. are presented here as of the years ended July 31, 2012 and September 30, 2012, and the three months ended October 31, 2012 and September 30, 2012, respectively.